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                                                                 EXHIBIT 10.9(v)

                                 AMENDMENT NO. 3
                                     TO THE
                       PEDIATRIC SERVICES OF AMERICA, INC.
                          EMPLOYEE STOCK PURCHASE PLAN

         This is Amendment No. 3 (the "Amendment") to the Pediatric Services Of America, Inc. Employee Stock Purchase Plan (the "Plan"), which was originally adopted effective January 1, 1996. The provisions of this Amendment shall be effective February 1, 2002 (except as otherwise specified in this Amendment), provided that, within twelve months following the adoption of this Amendment by the Board of Directors, the Amendment is approved by the holders of a majority of the voting shares of the outstanding common stock of the plan sponsor, Pediatric Services of America, Inc. (the "Company").

                                     Recital

         The Company desires to amend the Plan to require employees to have 90 days of service to be eligible to participate, to allow additional purchases of stock beyond the 75,000 shares originally contemplated for this purpose and to clarify that shares purchased under this Plan are to be purchased solely on the open market, but must nonetheless be registered by the Company pursuant to U. S. Securities and Exchange Commission regulations.

                                    Amendment

1.       Section 3.2 of the Plan is hereby amended to amend subsections (a) and
         (d) to read as follows:

                "(a)    any Employee with fewer than 90 days of continuous
         employment prior to the current Offering Period, as measured from the Employee's most recent employment commencement date."

                "(d)    any Employee who, immediately after an option is granted
         hereunder, would own shares of Common Stock, or of the stock of a parent or subsidiary corporation of the Company, possessing 5 percent or more of the total combined voting power of value of all classes of such stock, provided however that in determining whether an Employee owns 5 percent of such shares, (A) the attribution of ownership rules of Section 424(d) of the Code shall apply and (B) an Employee shall be deemed to own the shares of stock underlying any outstanding option which he has been granted (whether under this Plan or any other plan or arrangement)."

2. The first full sentence of Section 7.1 of the Plan is hereby amended so, as amended, it reads in its entirety as follows:

                "7.1    Automatic Purchase.  As of each Offering Exercise Date
                        ------------------
         and except as provided in Sections 7.2 and 7.3 hereof, the Committee shall purchase

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         solely on the open market, for each Employee having funds credited to his Account, the number of whole shares of the Common Stock which is determined by dividing the amount credited to his Account by the Option Exercise Price (as defined in Section 6.4)."

3. Section VII of the Plan is amended by adding at the end of the present provision the following new Section 7.3:

                "7.3  Maximum Number of Shares of Common Stock Purchased.
                      --------------------------------------------------
         Notwithstanding any provisions to the contrary contained herein, if the purchases of shares of the Common Stock contemplated on a given Offering Exercise Date pursuant to Section 7.1 would, if fully implemented, result in a violation of the limits of Section 9.2, the Committee shall adjust on a pro rata basis the amount credited to each Employee's Account which may be used to purchase shares of the Common Stock for the affected Offering Period so that the aggregate dollar amount available for such purchases will be reduced and the number of shares of the Common Stock that may be still be purchased under Section
         7.1 after such reduction, together with the number of all other shares of the Common Stock purchased through this Plan at such time, will not exceed the Section 9.2 limit. For purposes of the calculation described in this Section 7.3, the 15% Company contribution described in Section
         6.4 shall apply only to Employee contributions for the affected Offering Period which are available for the purchase of shares of the Common Stock after the pro rata reduction process is complete. In the event such a pro rata reduction is required, the balance of the accumulated payroll deductions credited to Accounts of Employees participating in the Plan not used to purchase shares of the Common Stock will be distributed to such Employees, in cash or its equivalent and without interest, as soon as practicable after the affected Offering Exercise Date. In such event, no further elections under
         Section 5.1 shall be permitted until the number of shares of the Common Stock registered as described in Section 9.2 has been increased to permit further purchases."

4. Section IX of the Plan is hereby amended so, as amended, it reads in its entirety as follows:

                "IX.  LIMIT ON NUMBER OF SHARES AVAILABLE FOR
                      PURCHASE

                "9.1  Maximum Number of Shares. Subject to adjustment under
                      ------------------------
         Section 12, the maximum aggregate number of shares of the Common Stock available to be purchased by Employees under this Plan shall be 575,000 shares. No shares of the Common Stock have been or may be reserved for issuance or issued by the Company in connection with the Plan, and the Common Stock delivered under the Plan shall consist solely of shares acquired from other shareholders on the open market, as specified in
         Section 7.1.

                "9.2  Registration Limit.  From and after January 1, 1996,
                      ------------------
         subject to adjustment under Section 12, no shares of the Common Stock may be available

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         for purchase through the Plan to the extent that the aggregate number of such shares, together with the aggregate number of shares of the Common Stock theretofore purchased through the Plan, exceeds the number of shares of the Common Stock registered from time to time on Form S-8 pursuant to the Securities Act of 1933, as amended, for such purpose (subject to any corrective action permitted by the U. S. Securities and Exchange Commission in the event that shares of the Common Stock are purchased through this Plan in what would otherwise be a violation of this Section 9.2).

                "9.3 Availability of Shares. If and to the extent that any right
                     ----------------------
         to purchase shares of the Common Stock shall not be exercised by the Employee who is the holder of such right, or if such right shall terminate as provided herein, then the shares subject to such right to purchase (i) shall again become available for purposes of the Plan, unless the Plan shall have been terminated, and (ii) shall not be deemed to increase the aggregate number of shares of the Common Stock which may be purchased through the Plan pursuant to Section 9.1."

5. Except as amended and modified in this Amendment No. 3, the Plan as adopted effective January 1, 1996 shall remain in full force and effect.

         IN WITNESS WHEREOF, the Company has caused this Amendment No. 3 to be executed on the date set forth below.


                                         PEDIATRIC SERVICES OF AMERICA, INC.

                                         By    /s/ Joseph D. Sansone
                                            ------------------------------------

                                         Title:    President
                                                --------------------------------

                                         Date:     February 1, 2002
                                               ---------------------------------

             Approved by the Board of Directors on November 28, 2001

         Approved by Shareholders at Annual Meeting on January 29, 2002

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